UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): August 16, 2014


                        SYNERGY RESOURCES CORPORATION
                        -----------------------------
            (Exact name of Registrant as specified in its charter)


          Colorado                       None                   20-2835920
  ---------------------------      ------------------      -----------------
 (State or other jurisdiction     (Commission File No.)     (IRS Employer
    of incorporation)                                     Identification No.)

                                20203 Highway 60
                           Platteville, Colorado 80651
        ---------------------------------------------------------------
          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code:    (970) 737-1073
                                                       --------------

                                       N/A
                     --------------------------------------
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01   Other Events

      On August 16, 2014 Synergy entered into a Joint Development Agreement with Johnson Production Corporation (JPC) and Kodiak Petroleum, Inc. (Kodiak) to
drill oil wells and develop acreage in Dundy County, Nebraska.

     The Agreement covers a defined area of 8,011 net mineral acres in Dundy County, Nebraska, (the "Contract Area") and provides for the drilling of up to ten wells. The Agreement has an initial term of one year, and annual extension provisions for an additional four years. JPC or Kodiak will be the operator for all wells.

     JPC and Kodiak will jointly pay 5/8ths of the costs to drill and complete each well, earning a 50% working interest in the well and the spacing unit. In addition, for each well drilled, JPC and Kodiak will jointly earn a 5% working interest in Synergy's interest in the remainder of the Contract Area. If all ten wells are drilled, JPC and Kodiak will jointly earn a 50% interest in Synergy's interest in the Contract Area. Synergy will pay 3/8ths of the cost of each well (retaining a 3/8 working interest in each well) and, if all ten wells are drilled, will retain both a 50% working interest and an overriding royalty interest in the Contract Area.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 20, 2014

                                 SYNERGY RESOURCES CORPORATION


                                 By:  /s/ William E. Scaff
                                      ----------------------------------
                                       William E. Scaff, Jr., Co-CEO














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